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                                    EXHIBIT B


         Each of the undersigned hereby agrees that the Amended and Restated 13 D filed on the date hereof with respect to shares of the Common Stock, $.01 par value, of Barringer Laboratories, Inc., has been filed on his or its behalf.


                                            /s/ R. Scott Asen
                                            -----------------------------
                                                R. Scott Asen



                                            AB Associates, LP



                                            By: /s/ Gregory A. Beard
                                               --------------------------
                                                Gregory A. Beard,
                                                Managing General Partner


                                            /s/ Gregory A. Beard
                                            -----------------------------
                                                Gregory A. Beard


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